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                                                                   Exhibit 99(a)
                                REVOCABLE PROXY
                              POTOMAC VALLEY BANK
                        SPECIAL MEETING OF SHAREHOLDERS
                           ___________________, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints John A. Harper and Gregory A. Rotruck, and either one of them, with full power of substitution in each, proxies to vote all the shares of common stock of Potomac Valley Bank ("Potomac") that the undersigned is entitled to vote, at the Special Meeting of Shareholders of Potomac to be held on ___________________, ___________________________, 1999, at
9:00 a.m., and at any and all adjournments thereof.

     1. To approve an Agreement and Plan of Merger, dated as of July 16, 1999 (the "Merger Agreement"), by and between Potomac and South Branch Valley Bancorp, Inc. ("South Branch"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which each share of common stock of Potomac will be converted into the right to receive shares of common stock of Summit and cash in lieu of any fractional share, in amounts to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement set forth therein is attached to the Proxy Statement/Prospectus as Appendix I.

          [_]   For             [_]   Against               [_]   Abstain

          PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING:    [_]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" Item 1.

     Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.

Please be sure to sign and date this proxy in the box below.

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Date ___________________________


________________________________
Shareholder sign above

________________________________
Co-holder (if any) sign above
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Detach above card, sign, date and mail in postage paid envelope provided.